NETWORK RESEARCH SOFTWARE SOURCE CODE LICENSE AGREEMENT

This Software Source Code License Agreement is entered Into as of the date of last signature on this Agreement, by and between Network Research Corporation Japan. ("Network Research"), a corporation, with offices at 11-3 Nibancho Chiyoda-ku Tokyo, ("Licenser"), and.

Kyushu Matsushita Electric Co., Ltd. Production Engineer,lna Research

Laboratory a Corporation. with its offices at 1-62. 4-Chome Minoshima

Hakata-ku Fukuoka 612 Japan.

WHEREAS, Network Research has rights in certain TCP/IP networking software known as FUSION TCP/IP Developer's Kit ("Software") and related documentation in which Licensee desires to acquire certain rights to incorporate ("Port") the Licensed Software into the Licensee's computer system, operating system. or other networked system ("System") to provide TCP/IP-based networking for the System. NOW, THEREFORE, in consideration of the mutual promises and conditions contained In this agreement, Network Research and Licensee agree as follows:

1. DEFINITIONS

Terms used in this Agreement have the following meanings:

1.1

Software Mans the FUSION TCP/IP networking software and related software provided to Licensee as the FUSION Developer's Kit which is used by the Licensee to port to Licensee's System in order to provide TCP/1P networking applications. See Appendix A.1 for a description of the FUSION Developer's Kit.

1.2

Source Code means the software code, the majority In the C software language, which is included in the FUSION Developer's Kit in the configuration of Licensee's System defined in Appendix B.

1.3

Binary Distribution means a copy of the Licensee's ported Binary (Object Code) version of the Software Source Code which is used at the time of execution on the Licensee's System. Binary Distributions are authorized by the use of Binary Incorporation Stickers provided by Network Research. These stickers are affixed to the software media or to the System which contains the Binary Distribution.

1.4

Documentation means user manuals, porting guides, reference manuals, programmer's manuals, and installation manuals included with the FUSION Developer's Kit or other documentation provided to the Licensee relating to the Software.

1.5

System means the Licensee's computer hardware, circuit board. or other hardware/firmware component. computer operating software. or other software component which, together with FUSION TCP/IP Networking Software comprises a fully functioning product.

2.

GRANT OF LICENSE

Subject to the terms and conditions of the Agreement, Network Research grants to Licensee, and Licensee hereby accepts from Network Research; a non-exclusive. non-transferable right and license to:

2.1

Use. edit, merge, translate, enhance or otherwise modify the Software Source Code as needed in order to port the Software to Licensee's System,

2.2

Make up to two (2) copies of the Software Source Code for archival purposes only:

2.3

Create internal use Binary Distributions of the ported software for execution on the Licensee's System for the purpose of testing. debugging, supporting and marketing of the binary version of the ported software. Five (5) internal use copies are authorized with the full Source, Lower-Layer Source and Upper-Layer Source Developer's Kits. Five (5) internal use copies are authorized with the Embedded Systems Developer's Kit. 2.4  Use the Software at the following designated site of Licensee:

Licensee:

  Kyushu Matsushita Electric CO. Ltd.

Division:     Production Engineering Research Laboratory

Building:

Address:      1-62, 4-Chrome Minoshima Hakata ku Fukuoka 812 Japan

User Contact: Takashi Daikoku

2.5

Limitation on Use: Notwithstanding section 2.1 above, any restrictions on the use of the software by Licensee identified in Appendix C and attached as part of this Agreement are included and are binding as part of this Agreement.

3.

DELIVERY AND PAYMENT

3.1

in consideration of the rights and license granted in this Agreement. Licensee agrees to pay Network Research the fees for the Software as specified in Appendix B. Licensee will execute a company Purchase Order for the amount of the fees.

3.2

Network Research will deliver to Licensee one master set of the Documentation and one master copy of the software Source Code. Documentation shall be in hard copy form: Documentation In electronic form must be previously arranged and agreed upon by Network Research. Delivery media for Software Source Code shall in the form specified In the configuration defined in Appendix B. Delivery shall be within 30 days of the receipt and acceptance of Licensee's Purchase Order. Delivery method shall be by air freight carrier with return receipt.

3.3

The fees are due and payable within 30 days of receipt by Licensee of the Software Source Code and Documentation. Licensee shall pay Network Research a charge of 2% per month (or the highest rate allowed by law) on all amounts which are due but unpaid under this Agreement. From the date such amounts are overdue until they are paid, such charge shall accrue and be due and payable on a daily basis.

4.

OWNERSHIP RIGHTS AND PROTECTION OF COPYRIGHT

4.1

Title to and ownership of the software and Source Code and all related technical know-how, including any modifications. revisions. bug fixes, enhancements, improvements and derivative versions of the Software thereof, developed by either Licensee or Network Research and all rights therein, including all rights in patents, copyrights and trade secrets applicable thereto, shall remain vested in Network Research during and after the term of this Agreement.

4.2

Licensee shall deliver to Network Research any modifications, revisions, bug fixes, enhancements, improvements, and derivative versions of the Documentation, the Software. and Source Code upon Network Research's reasonable request.

4.3

Licensee shall faithfully reproduce and conspicuously display in and on all copies made and the media. documentation, and packages in which such copies are contained the following notices:

(a) The Binary Incorporation Sticker supplied with the Developer's Kit is to be affixed to all Internal use binary copies made of the Software

(b) Notice for copies of any portion of the Documentation relating to the Software or any modifications thereof:

COPYRIGHT 1989 TO 1991 PACIFIC SOFTWORKS. ALL RIGHTS RESERVED.

(c) Notice for all whole or partial copies of the Software Source Code: made by licensee:

COPYRIGHT 1983 TO 1991. AN UNPUBLISHED WORK BY PACIFIC SOFTWORKS. ALL RIGHTS RESERVED. THIS PROGRAM 1S AN UNPUBLISHED WORK PROTECTED BY THE UNITED STATES COPYRIGHT LAWS (TITLE 17 UNITED STATES CODE) AND CONTAINS TRADE SECRETS OF PACIFIC SOFTWORKS WHICH MUST BE HELD IN STRICT CONFIDENCE.

Network Research will notify Licensee 90 days in advance of any required changes to copyright notices.

5.

NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

5.1

Network Research and Licensee acknowledge that certain information may be disclosed to one another in order to carry out this Agreement, Including but not limited to financial, statistical, personnel or technical information relating to each other business which may be deemed proprietary and confidential. In the event either party receives such information, that party agrees to keep such information confidential by using the same care and discretion that it uses with Its own information which it considers confidential.

5.2

Licensee hereby acknowledges that the Software and all related materials and technical know-how contains Network Research's trade secrets and is confidential and proprietary to Network Research. Licensee agrees to hold all such information in confidence, and agrees not to disclose such information to anyone other than Licensee's employees with a bona fide need to know. Licensee's employees having access to the Software and all related materials and technical know-how are also enjoined by this non-disclosure agreement, Additionally, Licensee agrees to use at least that degree of care which it uses to protect its own information of a similar proprietary nature.

Network Research hereby acknowledges that all information in relation to Licensee's System is confidential and proprietary to Licensee. Network

Research agrees to hold all such information in confidence. and agrees not to disclose such information to anyone other than Network

Research's employees with a bona fide need to know. Network Research's employees having access to all information In relation to System are also enjoined by this non-disclosure agreement. Additionally, Network Research agrees to use at least that degree of care which it uses to protect its own information of a similar proprietary nature.

5.3

The obligations described in Section 5.1 and 5.2 shall terminate five (5) years from the date of disclosure or termination of this Agreement, whichever occurs later, and shall not be applicable with respect to any portion of the received information which:

(a) is rightfully known by either party at the time of its receipt,

(b) is publicly known by either party,

(c) is rightfully provided by either party without any restriction on disclosure by a third party not bound in a confidential relationship,

(d) is provide by either party to third parties without restriction on disclosure, or

(e) is independently developed by either party.

5.4

Access to the confidential information received by the receiving party under this non-disclosure agreement shall be such access for carrying out the purposes of this non-disclosure agreement.

This non-disclosure agreement shall not be construed to bind or impose obligations upon any divisions, subsidiaries, business units and/or affiliated companies of Kyushu Matsushita Electric Co., Ltd. Production Engineering Research Laboratory, other than Licensee, except for any of such others that receive access to the confidential information of Network Research.

6.

WARRANTY

6.1

Network Research hereby warrants for a period of ninety (90) days from receipt by Licensee of the Software that the Software meets the specifications stated in Appendix A. During this ninety day period, if Licensee notifies Network Research in writing that the Software does not meet such specifications, Network Research's sole obligation will be to correct such deficiencies or errors within two weeks of the written notice by Licensee to Network Research. If such deficiency or error cannot be corrected within the two week time period. Network Research will provide a plan for bringing the software Into conformance with the specifications using its best efforts in accordance with usual commercial practices. Notwithstanding the foregoing.

Network Research makes no warranty that operation of the Software will be uninterrupted, error free, or conform to any reliability or performance standards not stated in Appendix A.

6.2

THE ABOVE WARRANTY IS THE SOLE AND EXCLUSIVE WARRANTY PROVIDED BY NETWORK RESEARCH. NETWORK RESEARCH EXPRESSLY EXCLUDES ANY AND OTHER WARRANTIES. WHETHER EXPRESSED. IMPLIED OR STATUTORY. INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY STATEMENTS MADE BY A OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES OF NETWORK RESEARCH ABOUT THE DESIGN SUITABILITY, QUALITY, PERFORMANCE OR RESULTS OF USING THE j  SOFTWARE IN VARIANCE WITH, OR IN ADDITION TO, THE SPECIFICATIONS STATED IN APPENDIX A SHALL NOT BE DEEMS TO BE A WARRANTY OR REPRESENTATION BY NETWORK RESEARCH FOR ANY PURPOSE OR GIVE RISE TO ANY LIABILITY OF NETWORK RESEARCH.

6.3

The warranties made by Network Research herein are not transferable, and are made solely for the benefit of Licensee and shall not extend to any third party.

7.

TRAINING. SUPPORT AND MAINTENANCE

7.1

Initial training and support, including porting support, for the Software, is provided by Network Research upon execution by Licensee of the Initial Training and Support Agreement provided separately from this Agreement. No other support or maintenance. except that provided separately from this Agreement, and  - obtained at the discretion of the Licensee. is provided under this Agreement.

7.2

Continued support for the Software, and maintenance of the Source Code, Including updates, enhancements, and additional features, is provided by Network Research upon execution of Annual Source Support and Maintenance provided separately from this Agreement. No other continued maintenance and support of the Software, except that provided separately from this Agreement, and obtained at the discretion of the Licensee. is provided under this Agreement.

8.

TERM AND TERMINATION

8.1

The initial term of this Agreement shall be one (1) year and automatically renew annually on the anniversary of the Agreement, unless terminated by either party subject to the terms and conditions of this Agreement.

8.2

If Licensee falls to perform any of its obligations under this Agreement, including non-payment of fees, and such failure continues for a period of thirty (30) days after written notice from Network Research. Network Research may terminate this agreement and license granted herein to Licensee. Licensee may terminate this Agreement at any time by giving sixty (60) days advance written notice to Network Research. Notwithstanding anything to the contrary contained herein, Network Research may terminate this Agreement Immediately upon notice to Licensee If Licensee ceases to do business for any reason, becomes bankrupt or Insolvent, makes a general assignment for the benefit of creditors, reorganizes, suffers or permits the appointment of a receiver for its business or assets or files any application or petition seeking relief under federal or state law generally affecting the rights of creditors.

8.3

If Licensee elects to terminate this Agreement on account of a default by Network Research in performing any of its obligations under this Agreement, then so long as Licensee is not in default of any obligations. Licensee may continue to use the Software and Source Code to the extent necessary to support and maintain its port of the Source Code, provided that Licensee not make any additional full or partial copies of the Software except as necessary for such maintenance and support.

8.4

Within thirty (30) days after termination of this Agreement. Licensee shall deliver to Network Research or destroy the Software and all copies made of the Software (except for two (2) copies for licensee's archival purposes), all copies of Internal use Binary Distributions of the ported software, and the Documentation. Licensee shall furnish to Network Research an affidavit certifying that, through Licensee's best efforts and to the best of its knowledge. complete delivery or destruction has been effected. Notwithstanding the foregoing, Licensee may continue to use and retain copies of the Software to the extent necessary to support and maintain the Software, in which case the provisions of the following Sections of this survive the termination: Section 3. DELIVERY AND PAYMENT, Section 4. OWNERSHIP RIGHTS AND PROTECTION OF COPYRIGHT, Section 6. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Section 9. LIMITATION OF LIABILITY.

9.

LIMITATION OF LIABILITY

9.1

Neither party shall be liable to the other for any direct, indirect, incidental, or consequential damages, whether foreseeable or not, including without limitation damages for loss of business profits or business interruption, resulting from or arising out of the use or inability to use the Software. even if either party has been advised of the possibility of such. Network Research shall In no event be liable to Licensee for damages on account of any claims against Licensee by any third party.

9.2

Network Research's cumulative liability to Licensee for any breaches of this Agreement and Network Research's obligations under this Agreement shall be limited to the fees paid to Network Research by the Licensee for the Software.

10. NOTICE

Any notice to be given hereunder shall be in writing and shall be effective upon receipt, If personally delivered. or on the fifth business day following mailing by first class United States Registered or Certified mail (or the equivalent thereof), postage prepaid, addressed to the parties. as shown below:

For Network Research:

Network Research Corporation Japan, Ltd.

Sogo Nibancho Annex Bldg.

11-3 Nibancho. Chiyoda-ku Tokyo

Attention: Contracts Administrator

For Licensee:

Kyushu Matsushita Electric Co.. Ltd.

Production Engineering Research Laboratory

1-62, 4-Chome Minoshima Ilakata-Ku, Fukuoka

Attention: Mr. Shigeru Eguchi

11. MISCELLANEOUS

11.1Choice of Law

This Agreement shall be governed by the laws of the State of California without regard to the choice of the provisions thereof.

11.2 Waiver

No delay. omission, or failure to exercise any right or remedy hereunder by either party shall be deemed to be a waiver thereof, nor shall any exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

11.3

Entire Agreement

Licensee and Network Research acknowledge that they have read this entire Agreement and that this Agreement and the Appendices attached hereto constitute the entire understanding and contract between the paties with respect to the Software and supporting Documentation and supersede any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof.

11.4

Amendment to Agreement

This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both parties.

11.5 Assignment

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Licensee may not assign this Agreement or any of Licensee's rights or obligations hereunder without the prior written permission of Network Research. Any purported assignment in violation of the foregoing shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Software Source Code License Agreement to be executed by their authorized representatives.

For Network Research:

/s/ Tsukasa Ueda

Tsukasa Ueda

Sales Manager

Jan 7, 1994

For Licensee:

/s/Akira Kitahara

Akira Kitahara

Director

March 14, 1994

Appendix A Product Specifications

The FUSION Developer's Kit contains FUSION TCP/IP software in source 'code form, and system interfaces for printing to the developer's target platform and operating System. The FUSION source is divided into two major parts

1.  Upper-laver TCP/IP applications consisting of Telnet virtual terminal, FTP file transfer protocol, r-commands. FUSION network utilities. and FUSION mail (SMTP).

2.

Lower-layer  TCP/IP code. which contains the TCP/IP protocols themselves, and the socketxs libraries and sockets manager. which provide the data and control interface between the protocols and upper layer applications.

FUSION full Source Developer's Kit provides the entire FUSION lower-layer protocol stack (TCP, UDP, IP. ICMP, ARP, SNMP) and upper-layer applications (TELNET. FTP, R Commands, Mail/SMTP and network utilities). It is applicable for the designer wishing to implement a full TCP/IP stack on a single- or multi-user workstation, network file ~or applications server, or computer System.

FUSION lower-Layer Source Developer's Kit provides lower-layer TCP/IP ource code without the upper-layer applications. It is applicable to the designer of industrial process control. Instrumentation, real-time, nor other custom Systems where the standard TCP/1P applications are not needed, only the lower layer transport and network services. The socket library and TCP/IP source make it possible for the developer to (interface custom network applications to the FUSION TCP/IP lower layers, add special protocol functions, and set up timers and flags for testing. Sample application level code can also be provided for the developer, consisting of examples of client and server processes to demonstrate the socket calls required to create custom networking applications.

FUSION Upper-Layer Developer's Kit provides upper-layer applications source code only. it is appropriate for use with one of Network ;Research's standard binary TCP/IP packages. with an intelligentboard implementation of FUSION TCP/IP applications to an existing TCP/IP ,protocol implementation.

Also part of the Developer's

Kit is an

assortment of System interfaces. (The developer chooses one of each of the following, depending on the developer's choice of hardware and operating System software:

Processor interface: Network Research or its partners have developed versions of FUSION for the most popular processors on the market, including: Motorola 68000, 68010, 68020. 68030:

Intel 8088, 80186, 80286, 80386; AMD 29000: and DEC VAX System-s.

Host OS and kernel interface: FUSION' Developer's Kit is designed for portability by minimizing operating System dependencies. OS modules that allow interfacing with the FUSION Kernel are available for the following UNIX. micro- and mini-computer, and real-time operating Systems: MS-DOS through v.5; VMS v.4 & v.5; BSD v.4.2: AT&T UNIX System Vr.3; SCO XENIX 286 AND 386 v. 2.3; Masscomp UNIX; iRMX 11; other OS modules, such as iRMX lit and MTOS, are pending.

Bus Interface: Network Research's architecture supports various System bus types. including VMEbus; Multibus 1 and II; PC/XT/AT bus; DEC BI-bus. Q-Bus, and Unibus.

Non-intelligent Ethernet controller interface: FUSION drivers include support for the Intel 82586 and 82596, AMD 7990 (LANCE). and National 5390 Ethernet chips; Ethernet adapters from Western Digital, 3-COM, and DEC; and the NDIS interface for PC Ethernet adapters.

Intelligent Ethernet controller interface: FUSION TCP/IP binary download images are available for the 3-COM 3C505, Intel iSBC 186/530, and Intel 552A Intelligent adapters.

Binary Incorporation Stickers are also provided with the Kit to allow binary ports to be run on internal Systems for testing purposesor for product demonstrations.

As an option, Network Research provides Network File System (NFS) support. Client and server source code which complies fully with Sun Microsystem's specifications is available. Sun NFS Documentation is provided. NPS can be ordered along with the FUSION TCP/IP Developer's kit for a full NFS implementation. or can be ordered to add NFS to an existing TCP/IP Implementation.

Simple Network Management Protocol SNMP, which is included in the Developer's Kits, is also available separately for those developers .wishing to add SNMP to existing TCP/IP implementations. FUSION SNMP provides the agent function (MIB) to allow nodes running FUSION SNMP to !be managed by a network management station.

FUSION Embedded System Developer's Kit, a special limited lower-level TCP/IP stack without SNMP is available in source code for developers of embedded Systems using real-time kernel or operating System software. The developer typically will port FUSION to create a down loadable .binary image In ROM on the embedded System platform. In this case, the TCP/IP protocol source code is compiled as-is (cannot be modified by the 'developer). Developer's need only modify the processor interface, OS/kernel interface, and/or network controller interface as necessary.

Appendix B Software Source Code Configuration

1. Part Numbers and License Fees

Description	Part Number	Fee
Fusion Lower Layer	FNS-SRC-EMB	3,500,000 yen
Fusion FTP	FNS-SRC-EME

2. Development Environment

Development System:

Host Processor

INTEL 80386/80486

Host OS

IBMX 111.1

Compiler Used

INTEL IC386 Version 4.5

Other development tools: INTEL iRMX development tools such as ASM 886, BLD 386

Software Source Code

Distribution Medium:

Specify software distribution medium by marking:

1600bpi 9-track tape in UNIX tar formal

DC300 cartridge in Sun tar format

1.2 Mnyte 5-1/4 in floppy in Xenix tar format

1.2 MByte 5-1/4 in floppy in Dos format

x - Other (must be approved prior to Agreement): cartridge tape

3: Target System Configuration

Host Processor

INTEL 80486

Host OS and Kernel

iRMX 111.1

Host System Bus

Multi Bus based single Board

LAN Controller Chip

Computer with Intel 82596 LANC

LAN Controller Board

intelligent Node Processor LAN chip

Processor

Appendix C

Special Condition for Embedded Systems

The following restriction on the use of the Software for Embedded Systems Is part of this agreement by its attachment:

Licensees of Part Number FNS-SRC-EMB, the FSION lower layer TCP/IP. (protocols in source code for embedded system applications and/or for real-time process control applications. are restricted to use the TCP/IP network and transport layers (TCP, DDP. IP, ICMP, ARP) as-is 1 (compiled with Licensees software only, cannot be modified, edited, etc). Licensee Is authorized only to modify the processor interface, OS/kernel Interface, and/or network controller interface as necessary. Five(5) binary copies are authorized for end-to-end testing by issuance of Binary Incorporation Stickers.

Appendix D

Schedule A

This Schedule Is Incorporated as part of the License Agreement dated July, 1993 between Network Research Corporation Japan and Kyushu Matsushita Production Engineering Research Laboratory and is provided to Kyushu Matsushita Production Engineering Research Laboratory under the terms and conditions of the existing license between Kyushu Matsushita Production Engineering Research Laboratory and Network Research Corporation Japan.

SYSTEM DEFINITION

The LICENSED SOFTWARE and SOURCE Is solely for development and use on the CPU configuration defined below:

CPU : INTEL 80486

Operating System and Version : IRMX 111.1

Protocol : TCP/IP. UDP

Controller : INTEL 82596

The SUPPORT LEVEL for the LICENSED SOFTWARE IS "C", so long as systems are consigned to LICENSOR for development and testing.

SUPPORT LEVELS B or C for LICENSED software required that LICENSEE consign to LICENSOR two fully configured hardware and software system as 'defined above and that LICENSEE has purchased Support Services for the LICENSED SOFTWARE as specified in Schedule II.

The CPU configuration for support of the SOURCE is:

CPU : INTEL 80386/80486

Operating System and Version : IRMX 111.1

Protocol : TCP/IP, UDP

Controller : INTEL 82596

Compiler: INTEL IC 386 Version 4.5

The SUPPORT LEVEL for the standard configuration SOURCE is A. SUPPORT LEVELS A or U for SOURCE require that LICENSEE purchase the Annual Subscription Service.

SOURCE LICENSE FEES

(l)FNS-SRC-SLA2(Partial)-FUSION lower layer TCP/IP protocols only in source code, for use on: In accordance with Appendix B and C

s defined below:

Source Code Module

Description

A SOURCE license fee, of Y3.500.000.- is applicable to the above items, payable within thirty(30)days of execution of this Amendment. Besides the original copy of FNS-SRC-EMB delivered to LICENSEE, LICENSEE may make up to four more full or partial copies of SOURCE which are also located at such site, without any further fee.

A separate fee is applicable to support and source updates after the initial warranty period as defined in the purchase orders applicable to }his license amendment.

Schedule H

This Amended Schedule is incorporated as part of Schedule A. of the License Agreement dated July, 1993 between Network Research Corporation  Japan  and Kyushu Matsushita Production Engineering Research Laboratory and is provided to Kyushu Matsushita Production Engineering Research Laboratory  under  the terms and conditions of the existing license between Kyushu Matsushita Production Engineering Research Laboratory and Network Research Corporation Japan.

ROYALTIES

Per-copy royalty on each system delivered by LICENSEE Including the licensed software:

Configuration:

In accordance with schedule B and C

Copy Price:

Y50,000 -/copy

LICENSOR

Licensor:

/s/ Tsukasa Ueda

Tsukasa Ueda

Sales Manager

Jan 7, 1994

Licensee:

/s/Akira Kitahara

Akira Kitahara

Director

March 14, 1994

Appendix E

T0: Kyushu Matsushita Production Engineering Research Laboratory

(Japanese Exporter)

SUBJECT: Restricted Technical Data Received from Kyushu Matsushita Production Engineering Research Laboratory (Japanese Exporter)

REFERENCE: U.S. Administration Regulations (Section 779.4 (f)(1)) We, Kyushu Matsushita Production Engineering Research Laboratory hereby certify the neither (Importer Co. Name)

the technical data nor the direct product thereof is intended to be shipped, either directly or indirectly, to:

Group

_ Countries

Haiti. Iran, Iraq, People's Republic of China, Syria. Yugoslavia (Serbia and Montenegro)

Romania

Libya

Czech Republic, Slovakia, Poland

Albania. Bulgaria, Cambodia, Estonia, Laos, Latvia. Lithuania, Mongolian People's Republic, Geographic area of the former Union of Soviet Socialist Republics

(includes Armenia. Azerbaijan, Bslorussia. Georgia, Kazakhstan, Maidovia, Russia, Tajikistan. Turkmenistan, Ukraine, Uzbekistan)

Cuba, North Korea, Vietnam

Further. no technical data may be reexported to the Republic of South Africa where we know or have reason to know that the data or the direct product of the data is for delivery. directly or indirectly, to or for use by or for military or police entitles in these destinations or for use in servicing equipment owned, controlled or used by or for such entities.

Respectfully.

(Signature of representative of the foreign importer)

NOTE: This letter should be sent to the Japanese exporter and 1maintalned on file by the Japanese exporter.